                                                                    EXHIBIT 10.2




    OPTION TO PURCHASE THE GOLD RANCH CASINO PROPERTY AND IMPROVEMENTS, THE LEACH FIELD PROPERTY, THE FRONTAGE PARCEL, THE CALIFORNIA LOTTERY STATION AND
        THE CALIFORNIA LOTTERY PROPERTY, AND THE RIGHT OF FIRST REFUSAL


                                     BETWEEN


                       PROSPECTOR GAMING ENTERPRISE, INC.
                              A Nevada Corporation


                                       AND


                           TARGET INVESTMENTS, L.L.C.
                       A Nevada Limited Liability Company


                                       AND


                               LAST CHANCE, INC.,
                              A Nevada Corporation

       OPTION TO PURCHASE THE GOLD RANCH CASINO PROPERTY AND IMPROVEMENTS,
 THE LEACH FIELD PROPERTY, THE FRONTAGE PARCEL, THE CALIFORNIA LOTTERY STATION
        AND THE CALIFORNIA LOTTERY PROPERTY, AND RIGHT OF FIRST REFUSAL


        This Option to Purchase the Gold Ranch Casino Property and Improvements, the Leach Field Property, the Frontage Parcel, the California Lottery Station and the California Lottery Property, and Right of First Refusal ("Agreement") is made this 27th day of December, 2001, by and between Prospector Gaming Enterprises, Inc., a Nevada corporation (PGE), Target Investments, L.L.C., a Nevada limited liability company (Target) and Last Chance, Inc., a Nevada corporation (Last Chance).

RECITALS

        A. Capitalized terms used in this Agreement and not otherwise defined shall have the meanings ascribed to such terms in Section 1.

        B. PGE is the owner of the Gold Ranch Casino Property and Improvements;

        C. Target is the owner of the Leach Field Property, the Frontage Parcel, the California Lottery Station and the California Lottery Property.

        D. Last Chance desires to acquire an option to purchase the Gold Ranch Casino Property and Improvements, the Leach Field Property, the Frontage Parcel, the California Lottery Station and the California Lottery Property and a right of first refusal with respect thereto and PGE and Target are willing to grant such option and right of first refusal to Last Chance on the terms and conditions set forth in this Agreement.

        E. This Agreement is one of the Integrated Agreements by and between Last Chance and Prospector Gaming Enterprises, Inc., and its Affiliates, for the acquisition by Last Chance of all of the Integral Properties and Assets of the Gold Ranch Casino and RV Resort.

            NOW, THEREFORE, in consideration of the foregoing recitals and of the mutual covenants and agreements provided below, the execution and delivery of the Integrated Agreements and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.      DEFINITIONS.

        1.1 "Affiliate" means as to any Person, any other Person which directly or indirectly controls, or is under common control with, or is controlled by, such Person and, if such Person is an individual, any member of the immediate family (including parents, spouse, children, grandchildren, brothers and sisters, of such individual and any trust the principal beneficiary of which is such individual or one or more members of such individual's immediate family and any Person who is controlled by any such member or trust. As used in this definition, "control" (including its correlative meanings, "controlled by" and "under common control with") means possession, directly or indirectly, of power to direct or cause the direction of the management or policies, whether through the ownership of securities, limited liability company or partnership or other ownership interests, by contract or otherwise.

        1.2 "Asset Purchase Agreement" means the Asset Purchase Agreement by and between Prospector Gaming Enterprises, Inc., a Nevada Corporation and Last Chance, Inc., a Nevada Corporation, executed contemporaneously herewith and as to which this Agreement is an integral part.

        1.3 "California Lottery Property" means the real property described in Exhibit 1 (APN 038-230-06 and APN 023-100-06) which is owned by Target Investments, LLC and upon which California Prospectors, Ltd., operates the California Lottery Station.

        1.4 "California Lottery Station" means the improvements located on the California Lottery Property from which California Prospectors Ltd. operates as a California Lottery game retailer, including the building containing the lottery station and a convenience store, adjacent parking, landscaping and associated improvements, furniture, fixtures and equipment not otherwise owned by California Prospectors, Ltd.

        1.5 "California Lottery Station Lease" the lease between California Prospectors, Ltd., as "Tenant", and Target Investments, LLC, as "Landlord", for the lease of the California Lottery Property.

        1.6 "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

        1.7 "Closing" means the completion of the transaction contemplated by the Integrated Agreements on the Closing Date.

        1.8 "Closing Date" means the last day of the month in which all conditions precedent to the Closing have occurred as provided in the Asset Purchase Agreement.

        1.9 "Environmental Claim" means, with respect to any Person, any written notice, claim, demand or other communication (collectively, a "claim") by any other person alleging or asserting such person's liability for investigatory costs, cleanup costs, Governmental Authority response costs, damages to natural resources or other Premises, personal injuries, fines or penalties arising out of, based on or resulting from (A) the presence, or release into the environment, of any Hazardous Material at any location, whether or not owned by such person, or (B) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law. The term "Environmental Claim" shall include, without limitation, any claim by any Governmental

Authority for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and any claim by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from the presence of Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment.

        1.10 "Environmental Law" means any law, regulation or order relating to the regulation or protection of human health, safety or the environment or to emissions, discharges, releases or threatened releases of Hazardous Materials into the environment (including without limitation ambient air, soil, surface water, ground water, wetlands, land or subsurface strata), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials.

        1.11 "FF&E" means any and all furniture, fixtures and equipment installed or used, or to be installed or used, in connection with the operation of the Gold Ranch Casino Property and Improvements which is not owned by Last Chance, including, but not limited to, the plumbing systems, HVAC systems, fire protection systems, electrical systems, equipment, elevators, exterior sidings and doors, landscaping and irrigation systems.

        1.12 "Frontage Parcel" means a portion of that certain parcel of real property (APN 038-241-08) located in Washoe County, Nevada, as more particularly described in Exhibit 1.

        1.13 "Gold Ranch Casino Property and Improvements" means the real property located in Washoe County, Nevada, as more particularly described in
Exhibit 1 (APN 038-230-24) and the improvements and FF&E located thereon at the time of the exercise by Last Chance of the rights granted by Sections 2 or 3 of this Agreement.

        1.14 "Governmental Authority" shall mean any federal, state, regional, county or municipal governmental agency, board, commission, officer or official having or exercising or purporting to have or exercise jurisdiction over the Option Assets or the Parties with respect to the Option Assets.

        1.15 "Hazardous Materials" includes (A) any "hazardous substance," as defined by CERCLA or any other similar substance or waste regulated pursuant to any similar state or local law, regulation or ordinance; (B) any "waste" or "hazardous waste," as defined by the Resource Conservation and Recovery Act, as amended, or any other similar substance or waste regulated pursuant to any similar state or local law, regulation or ordinance; (C) any pollutant, contaminant, material, substance or waste regulated by the Clean Water Act, as amended, or any other similar substance or waste regulated pursuant to any similar state or local law, regulation or ordinance; (D) any pollutant, contaminant, material, substance or waste regulated by the Clean Air Act, as amended, or any other similar substance or waste regulated pursuant to any similar state or local law, regulation or ordinance; (E) any petroleum product; (F) any polychlorinated biphenyls; or (G) any radioactive material or substances.

        1.16 "Index" means the Consumer Price Index, All Urban Consumers -- (CPI-U), U.S. City Average, All Items, 1982-84=100." If the Index should cease to be compiled and published by the Bureau of Labor Statistics and if other indexes are published by U.S. governmental agencies for which tables are available to correlate the discontinued Index with such other index, then such other index and correlation tables shall be employed to make the inflation adjustments required under this Agreement. If no such correlation tables are available, then the parties shall utilize such other indexes as may be available in such manner as may fairly and reasonably carry out and effectuate the purposes of this Section to reflect the effects of inflation upon the payments required to be adjusted under this Agreement.

        1.17 "Integral Properties and Assets" means all of the assets, real and personal, tangible and intangible, which constitute integral parts of the businesses operated by Prospector Gaming Enterprises, Inc., and its Affiliates, as the Gold Ranch Casino & RV Resort, and as that term is more particularly described in the Asset Purchase Agreement.

        1.18 "Integrated Agreements" means this Agreement and each of the agreements and documents described as a component of that term in the Asset Purchase Agreement, which constitute integral parts of the single transaction by which Last Chance, Inc., will acquire the businesses and assets (real, personal, tangible and intangible) operated by Prospector Gaming Enterprises, Inc. and its Affiliates, as the Gold Ranch Casino & RV Resort.

        1.19 "Leach Field Property" means a portion of that certain parcel of real property (APN 038-230-02) located in Washoe County, Nevada as more particularly described in Exhibit 1.

        1.20 "Option Assets" means the Gold Ranch Casino Property and Improvements, the Leach Field Property, the Frontage Parcel (excluding, however, alterations, improvements and additions made by Last Chance under Section 6.5 of the Gold Ranch Casino Lease which are the sole property of Last Chance), and the California Lottery Station and the California Lottery Property (excluding alterations, improvements and additions made by, and furniture, fixtures and equipment owned by California Prospectors, Ltd.).

        1.21 "Person" means an individual, firm, corporation, trust, association, partnership, joint venture, tribunal or other entity.

        1.22 "Release" means release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment or into or out of any real or personal property or any fixture, including the movement of Hazardous Materials through or in the air, soil, surface water or groundwater.

2. OPTION TO PURCHASE. PGE and Target hereby grant to Last Chance an exclusive option, right and privilege to purchase the Option Assets at any time after the 18th anniversary of the Closing and prior to the expiration of the term of this Agreement as provided in Section 4. The option must be exercised, if at all, as to all of the Option Assets and simultaneously as to all option agreements contained in the Integrated Agreements.

        2.1 Notice of Exercise of Option. Last Chance shall exercise the option by written notice thereof to PGE and Target (Notice of Exercise). Upon receipt of the Notice of Exercise by PGE and Target, the parties shall open an escrow with the title company selected by PGE and Target under Section 2.5.

        2.2 Purchase Price, Calculation and Payment. The purchase price for the Option Assets shall be $6,000,000.00 (Base Price) adjusted as provided in
Section 2.2(A).

                (A) Base Price Adjustment. The Purchase Price for the Option Assets shall be calculated as follows: The Base Price shall be increased or decreased effective on each anniversary of the Commencement Date of the Gold Ranch Casino Lease (Adjustment Date) preceding the date of exercise of the option, by an amount equal to the increase or decrease in the Index for the calendar year last concluded prior to the applicable Adjustment Date, PROVIDED, HOWEVER, that no annual increase or decrease shall exceed 5% regardless of the actual increase or decrease in the Index. The product of that calculation shall be the Base Price for the next Adjustment Date. In the event that any of the Option Assets, or any portion of any of them, are taken by condemnation, or destroyed or damaged and not repaired or replaced (whether or not such failure constitutes a breach of any of the Integrated Agreements) the base price at the Adjustment Date next preceding the condemnation, damage or destruction, shall be reduced by (i) the amount of the condemnation award, or (ii) the insurance proceeds, received by PGE or Target, or their Affiliates, as the case may be, and not paid over to Last Chance. The product of that calculation shall be the Base Price for the next Adjustment Date.

                (B) Terms of Payment. The purchase price shall be paid on terms mutually agreeable to PGE and Target and Last Chance, however, if the parties cannot reach an agreement thereon, Last Chance shall either pay cash or obtain its own third party financing.

        2.3 Title. PGE and Target shall convey good and marketable title to the Option Assets to Last Chance free and clear of all liens, claims and encumbrances of any kind whatever, all other defects in title and any Environmental Claims, except for those caused, permitted or suffered by Last Chance or approved by Last Chance as provided in Section 2.4. The real property portion of the Option Assets shall be conveyed to Last Chance by grant, bargain and sale deed and any personal property shall be transferred by bill of sale. In either case, the grantor or transferor shall warrant that title is conveyed free and clear of all liens, claims and encumbrances of any kind whatever, all other defects in title and any Environmental Claims, with any exceptions for those caused, permitted or suffered by Last Chance being set forth in detail reasonably sufficient for identification.

        2.4     Approval of Conditions of Title.

                (A) Within fifteen (15) days following the receipt by PGE and Target of the Notice of Exercise, PGE and Target shall deliver to Last Chance, at PGE and Target 's sole cost and expense: (i) a CLTA preliminary title report for the Option Assets issued by a reputable title company, and (ii) the results of a search conducted of the public records of the State of Nevada and Washoe County, Nevada, and the State of California and Sierra County, California, for personal property security interests and liens by the public officials responsible for such records, together with full and complete copies of all documents referenced in the title report and the results of such searches, and
(iii) copies of all liens, claims, encumbrances and financing statements affecting the Option Assets and not otherwise produced by PGE and Target pursuant to Section 2.4(A)(i) or (ii). Any obligation of Last Chance to purchase the Option Assets upon its election to exercise the Option is contingent on Last Chance's approval of the condition of title thereto. Last Chance shall have thirty (30) business days following its receipt of all of the materials required by Section 2.4(A)(i), (ii) and (iii), within which to give written notice to PGE and Target of Last Chance's objections to the condition of title to the Option Assets (Title Defects).

                (B) Last Chance's notice of objection shall either state that:
(i) Last Chance elects to revoke its exercise of the option and to cancel the escrow established following the Notice of Exercise, or (ii) that PGE and Target shall have until the close of escrow to remove the Title Defects at their expense. If PGE and Target do not remove all of the Title Defects, Last Chance shall notify PGE and Target that: (iii) Last Chance elects to revoke its exercise of the option and to cancel the escrow established following the Notice of Exercise, or (vi) the Title Defects or one or more of them are waived and shall constitute Permitted Exceptions, or (v) that Last Chance will cure any remaining Title Defect(s) and deduct the cost thereof from the Purchase Price, or (vi) that Last Chance will seek specific performance of PGE and Target 's agreement to convey title to the Option Assets in the condition provided in
Section 2.3.

                (C) All matters shown in the materials produced pursuant to
Section 2.4(A)(i), (ii) and (iii), which are not objected to by Last Chance, shall be deemed to be Permitted Exceptions.

3. RIGHT OF FIRST REFUSAL. In the event that PGE and Target receive an arms-length, good faith, bona fide offer from a third party to purchase the Option Assets during the Term of this Agreement, or any extension thereof, Last Chance shall have the right of first refusal to meet any such offer on terms and conditions identical thereto and in accordance with the provisions of this Section 3. PGE and Target agree that they will not sell, transfer or dispose of any of the Option Assets separately and acknowledge that the right of sale, transfer or disposition hereby reserved is limited to a sale, transfer or disposition of all of the Option Assets, in toto, in a single transaction. In the event that Last Chance exercises its right of first refusal but a purchase is not consummated, for any reason, this Section 3 and the rights and obligations of the parties thereunder, shall survive.

        3.1 Notice. Within ten (10) days following their receipt of an offer to purchase the Option Assets, PGE and Target shall deliver a written notice (Notice) to Last Chance stating: (A) PGE and Target 's bona fide intention to sell the Option Assets, (B) the name and address of the proposed purchaser, (C) the date of the proposed sale, (D) copies of any drafted documents evidencing the proposed transaction, including letters of intent, and (E) the purchase price and terms for or upon which PGE and Target propose to sell the Option Assets.

        3.2 Exercise. Within thirty (30) days following receipt of the Notice Last Chance shall have the right, but not the obligation, to elect to purchase the Option Assets for the price and/or upon the terms set forth in the Notice subject, however, to Section 3.3 in the event that the third party offer includes non-cash consideration. Within thirty (30) days after the receipt of the Notice, Last Chance shall notify PGE and Target in writing of its election to exercise the right of first refusal granted by this Section 3 (Notice of Election). The failure of Last Chance to give a timely Notice of Election shall constitute an election by Last Chance not to exercise. In the event that Last Chance elects to exercise its right of first refusal, PGE and Target and Last Chance shall execute such documents and instruments and make such deliveries as may be reasonably required to consummate such purchase and sale.

        3.3 Non-Cash Consideration. If the Notice provides for the payment of non-cash consideration, Last Chance may elect to provide the non-cash consideration or to pay cash in lieu of the non-cash consideration in an amount equal to the good faith estimate of the present fair market value of the non-cash consideration offered as determined by an independent appraiser of Last Chance's choice. Notwithstanding the date specified in the Notice for the closing of the proposed sale, in the event that Last Chance elects to provide the non-cash consideration, it shall have until close of business on the later of (A) forth-five (45) days from the date of receipt of the Notice of Election by PGE and Target, or (B) the date specified in the Notice for the closing of the sale, within which to provide such non-cash consideration.

        3.4 Non-exercise. If Last Chance elects or is deemed to have elected not to exercise its right of first refusal or, having exercised that right, a purchase of the Option Assets is not consummated due to the fault of Last Chance, PGE and Target may (A) seek specific performance of the election by Last Chance to exercise its right of first refusal, or (B) sell the Option Assets to the proposed purchaser, provided that such sale is: (i) completed within the time specified in the Notice and if none is specified, within one (1) year after the expiration of Last Chance's right of first refusal, (ii) made on terms identical to those specified in the Notice, (iii) the transferee takes, and acknowledges in writing that it takes title to the Option Assets subject to Last Chance's rights under this Agreement, specifically including, without limitation, the rights of Last Chance under Sections 2 and 3 of this Agreement, and the Integrated Agreements, and (iv) all deeds and other documents by which the Option Assets are conveyed or transferred recite that title thereto is taken subject to the rights of Last Chance under Sections 2 and 3 of this Agreement, and the other Integrated Agreements (with specific reference to all pertinent recording information) and that the grantee, transferee or assignee of the Option Assets, as the case may be, is bound thereby. If a sale of the Option Assets as herein provided is not consummated, PGE and Target must give notice anew in accordance with Section 3.1 prior to any other sale of the Option Assets. Any sale or transfer in violation of Section 3 shall be voidable by Last Chance, in its absolute discretion. In the event that Last Chance elects to void a sale or transfer under this Section 3.4, PGE and Target shall, jointly and severally and at their sole cost and expense, indemnify, protect and defend Last Chance (including costs and attorneys' fees incurred by Last Chance) from and against the claims of any such transferee and shall, upon demand by Last Chance, take such actions as may be necessary, including the commencement of an action to quiet title to the Option Assets, or any portion thereof as may have been transferred in violation of Section 3, to free the Option Assets of any claim or encumbrance other than the rights of Last Chance under this Agreement.

4. TERM. The Term of this Agreement shall commence on the Closing and shall continue so long as any of the Integrated Agreements remain in force and effect.

5.      REPRESENTATIONS AND WARRANTIES.

        5.1 PGE and Target's Representations and Warranties. Except as provided in Exhibit 2, PGE and Target represent and warrant to Last Chance that each of the following representations and warranties are true and correct as of the date hereof and, except as otherwise expressly provided herein, will be true and correct on the Closing and the close of escrow in the event of a purchase of the Option Assets by Last Chance pursuant to Sections 2 or 3 of this Agreement.

                (A) Organization. (i) PGE is a corporation validly existing and in good standing under the laws of the State of Nevada and every other jurisdiction in which it does business, owns property or has employees and has all requisite power and authority to own the Gold Ranch Casino Property and Improvements and to grant the option to purchase and right of first refusal as provided in Sections 3 and 4 of this Agreement; (ii) Target is limited liability company duly organized, validly existing and in good standing under the laws of the State of Nevada and every other jurisdiction in which it does business, owns property or has employees, and has all requisite power and authority to own the Leach Field Property, the Frontage Parcel, the California Lottery Station and the California Lottery Property and to grant the option to purchase and right of first refusal as provided in Sections 3 and 4 of this Agreement.

                (B) Articles, By Laws, Operating Agreement. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, conflict with the terms and provisions of the Articles of Incorporation, By Laws or Articles of Organization or Operating Agreement, of either PGE or Target.

                (C) Proper Authority and Action, Binding Obligation. Each of PGE and Target has had since its formation, does have currently, and will have at the Closing and the closing of any transaction under Sections 2 and 3, all necessary registrations, licenses, filings, permits, exemptions, certificates, approvals, and other authorizations required of them by any Governmental Authority, to own, use and operate the Option Assets, at the places and in the manner in which the Option Assets have been and are being owned, used, and operated. Each of PGE and Target has taken all action necessary under their respective organizational documents and applicable corporate and limited liability company laws, to authorize the execution and delivery of this Agreement and the performance of their respective obligations thereunder and has duly executed and delivered this Agreement. The Agreement is the valid and binding obligation of each of PGE and Target, enforceable against each of them in accordance with its terms.

                (D) Ownership, Authority and Compliance. PGE represents and warrants that it is the legal owner of the Gold Ranch Casino Property and Improvements and Target represents and warrants that it is the legal owner of the Leach Field Property, the Frontage Parcel, the California Lottery Station and the California Lottery Property; that this Agreement does not violate any contractual obligations with any third party, including recorded documents such as deeds of trust, mortgages, security agreements, liens or other encumbrances, or violate or contravene any law, governmental rule, regulation, order, writ, injunction or decree applicable to either PGE or Target, that there are no consents necessary from any person, association, entity, or Governmental Authority necessary to render this Agreement lawful, or effective in accordance with its terms, and that each of PGE and Target is in compliance with all federal, state and local laws, rules and regulations applicable to the Option Assets.

                (E) Want of Notice. Neither PGE nor Target has received any notice from any Governmental Authority: (i) requiring either of them to make any material repairs or changes to any of the Option Assets which have not been made, or (ii) giving notice of any material governmental actions pending or threatened relating to any of the Option Assets. All of the Option Assets are in material compliance with applicable laws, regulations and ordinances and, to the best of Optionors' knowledge, all current building and health codes to the extent applicable. Neither PGE nor Target has received any notice of any material violations of any laws, regulations, ordinances or building or health codes with respect to the Option Assets.

                (F) Licenses and Permits. Each of PGE and Target represents and warrants that they hold all licenses and permits necessary to their ownership and use of the Option Assets and are in compliance with all such licenses and permits.

                (G) Condition and Compliance. PGE and Target warrant and represent that all of the Option Assets: (A) comply with, and are operated in accordance with, all material applicable laws, (B) that the Option Assets are in good operating condition and repair, free from latent and patent defects and adequate for the uses to which they are being put, and (C) that none of the Option Assets is in need of maintenance or repair, except for ordinary, routine maintenance and repairs that are not material in nature or cost.

                (H)     Environmental Matters.

                        (i) Each of PGE and Target represents and warrants that, except as provided in Exhibit 2, the Option Assets have all times been, and continue to be, used and operated in material compliance with all Environmental Laws;

                        (ii) Except as provided in Exhibit 3, there have been no past, and there are no pending or threatened: (a) Environmental Claims, complaints, notices, requests for information or investigations with respect to any alleged material violation of any Environmental Law by either PGE or Target, or (b) complaints, notices or inquiries to or investigations of PGE or Target regarding potential liability under any Environmental Law;

                        (iii) Except as provided in Section 5.1(H)(vi), there have not been, at or on any of the Option Assets any Releases of Hazardous Materials and there are no citations, notices or orders of noncompliance issued and outstanding to PGE or Target under any Environmental Law;

                        (iv) Each of PGE and Target is the holder of and is in material compliance with all permits, certificates, approvals, licenses and other governmental authorizations relating to environmental matters and necessary for the ownership, operation, lease and use of the Option Assets, and no order has been issued, no Environmental Claim has been made, no penalty has been assessed and no investigation or review has occurred or is pending or threatened, by any Governmental Authority or any Person with respect to any alleged failure by either PGE or Target to have any license or permit required under applicable Environmental Laws in connection with the use of the Option Assets or to comply with any Environmental Laws or with respect to any generation, treatment, storage, recycling, transportation, discharge, disposal or release of any Hazardous Material generated or Released by them;

                        (v) Each of PGE and Target warrant that, except as provided in Exhibit 2 and Section 5.1(H)(vi), no condition exists with respect to the Option Assets that would represent an environmental liability to Last Chance, and that if such a condition does exist, that PGE and Target shall indemnify, defend, and hold harmless, Last Chance for any losses associated with such liability, including, but not limited to, any and all claims, judgments, damages, penalties, fines, costs, liabilities or other losses, sums paid in settlement of claims, attorney fees, consultant fees and expert fees.

                        (vi) PGE and Target acknowledge that a petroleum Release from an underground storage tank on the Gold Ranch Casino Property was discovered in 1995. That Release resulted in the contamination of the well(s) (Permit No. 48834 and Permit No. 49019; Certificate No. 12799 and Certificate No. 12801) located inside the Casino building. Subsequent examination and characterization led PGE to cease using these wells and to install numerous monitoring wells, ground water recovery wells, soil vapor extraction points, and a treatment system, which continue to operate. It is expected that remediation will be concluded within twelve (12) months following the Closing. PGE and Target shall indemnify Last Chance from and against liability for this Release to the extent provided in Section 4(g)(vi) of the Asset Purchase Agreement.

                (I) Full and Accurate Disclosure, Reliance. No statement of fact made by PGE and/or Target in this Agreement contains any untrue statement of a material fact or omits to state any material fact necessary to make statements contained herein not misleading in all material respects. There is no material fact presently known to PGE and/or Target which has not been disclosed to Last Chance which adversely affects, nor as far as PGE and Target can foresee, would reasonably be expected to have a material adverse effect upon the Option Assets or Last Chance's willingness to enter into this Agreement. All representations, warranties, covenants and agreements made in this Agreement by PGE and Target shall be deemed to have been relied upon by Last Chance notwithstanding any investigation made by Last Chance or on its behalf.

                (J) No Material Adverse Change. Since June 30, 2001, there has not been any material adverse change in the Option Assets or the results of operation thereof (financial or otherwise), including customer or employee or supplier relations or relations with any Governmental Authority.

        5.2 Last Chance's Representations and Warranties. Last Chance represents and warrants to PGE and Target as set forth in this Section 5.2. and that all such representations and warranties are true and correct as of the date hereof and, except as otherwise expressly provided herein, will be true and correct on the as of the Closing and the close of escrow in the event of a purchase of the Option Assets by Last Chance as provided for in Sections 2 or 3.

                (A) Organization. Last Chance is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and every other jurisdiction in which the Last Chance does business, owns property or has employees, and has all requisite power and authority to acquire the rights granted or created by this Agreement.

                (B) Articles and By Laws. The execution and delivery of this Agreement does not, and the consummation of the transaction contemplated hereby will not, conflict with the terms and provisions of the Articles of Incorporation or the By Laws of Last Chance.

                (C) Proper Authority and Action, Binding Obligation. Last Chance has all requisite corporate power and authority to enter into this Agreement and to perform its obligations thereunder. Last Chance has taken all action necessary under its organizational documents and applicable corporate law to authorize the execution and delivery of this Agreement and the performance of its obligations thereunder and has duly executed and delivered this Agreement. The Agreement is the valid and binding obligation of Last Chance, enforceable against Last Chance in accordance with its terms. Neither this Agreement nor Last Chance's performance of its obligations thereunder, will violate any contractual obligations with any third party or contravene any law, governmental rule, regulation, order, writ, injunction or decree applicable to Last Chance.

6.      MISCELLANEOUS PROVISIONS.

        6.1. Covenants and Conditions. All of the terms and conditions of this Agreement are expressly intended to be construed as covenants as well as conditions.

        6.2. Notice. Whenever under this Agreement a provision is made for any demand, notice or declaration of any kind, or whether it is deemed advisable or necessary by either party to give or serve any such notice, demand or declaration to the other party, the notice shall be in writing and served either personally or sent by certified or registered mail, return receipt requested, postage prepaid, addressed to addresses set forth below:

    To PGE and
    Target:                  Peter Stremmel
                             Prospector Gaming Enterprises, Inc.
                             1400 S. Virginia
                             Reno, Nevada 89502

        With a copy to:      David R. Grundy, Esq.
                             Lemons, Grundy & Eisenberg
                             6005 Plumas Street, Suite 300
                             Reno, Nevada 89509

        To Last Chance:      Ferenc B. Szony, President
                             Last Chance, Inc.
                             345 Arlington Ave.
                             Reno, Nevada 89501

        With a copy to:      David R. Wood, Treasurer
                             The Sands Regent
                             345 Arlington Ave.
                             Reno, Nevada 89501

                             and

                             Paul A. Bible, Esq.
                             Bible, Hoy & Trachok
                             201 West Liberty Street, Third Floor
                             Reno, Nevada  89501.

        6.3 Parties Bound; Assignment. This Agreement shall be binding on and inure to the benefit of and be enforceable by the parties and their respective successors and assigns, provided, however, that this Agreement may not be assigned by Last Chance without the prior written consent of PGE and Target or by PGE and Target without the prior written consent of Last Chance, which consent, by any party, shall not be unreasonably withheld or delayed.

        6.4 Effect of Partial Invalidity. Should any section or any part of any section of this Agreement be rendered void, invalid or unenforceable for any reason by any court of law exercising competent jurisdiction, such a determination shall not render void, invalid or unenforceable any other section or any part of any section in this agreement.

        6.5 Choice of Law and Venue . This Agreement shall be interpreted, governed and controlled by the laws of the State of Nevada and venue for any litigation arising out of or related to this Agreement shall be in Washoe County, Nevada.

        6.6 Attorney's Fees. In the event a party must retain an attorney to enforce this Agreement or in the event of litigation which arises as a result of any controversy, dispute, breach or construction of this Agreement, the prevailing party shall be entitled to recover, from the other party, all costs, expenses and reasonable attorney's fees incurred in connection with the enforcement efforts or litigation.

        6.7 Modification. This agreement may not be modified unless such modification is in writing and signed by both parties to this Agreement.

        6.8 Headings. The headings of this Agreement are inserted for convenience and identification only and are in no way intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any provision hereof.

        6.9 Waivers. No waiver by any party hereto of any provision hereof shall be deemed a waiver of any other provision hereof or of any subsequent breach by the respective party of the same or any other provision. Any party's consent to or approval of any act shall not be deemed to render unnecessary the obtaining of that party's consent to or approval of any subsequent act by the breaching party.

        6.10 Recording. The parties hereto shall execute a memorandum of option to purchase and right of first refusal in recordable form and either party may record the memorandum.

        6.11 Approvals. This Agreement shall be contingent upon Last Chance receiving any and all required government approvals. In the event that Last Chance is unable to secure the required approvals, this Agreement shall terminate with no damages claimed by any party against the other.

        6.12 Additional Documents. The parties hereto agree to execute any additional documents, as may be reasonable and necessary to carry out the provisions of this Agreement.

        6.13 No Construction Against Drafting Party. This Agreement is not being offered on a take-it-or-leave-it basis. Each party has been given an opportunity to negotiate each term, propose new language or edits to existing language, and has been given an opportunity to have the Agreement reviewed by an independent attorney. This Agreement is a joint product of all parties and not one party. Therefore, the rule of construction that an ambiguous contract should be construed against the drafting party shall not apply to this Agreement.

        6.14 Expenses. Each party shall pay its own attorneys' fees incurred to document or negotiate this Agreement.

        6.15 Covenant Running With Land. All of the covenants, conditions, and terms of this Agreement shall (i) be of benefit to the parties, (ii) constitute a covenant running with the Option Assets, and (iii) bind and inure to the benefit of the Parties and any Person acquiring any interest in the Option Assets.

        IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.


Target Investments, L.L.C.,                  Last Chance, Inc.
a Nevada limited liability company           a Nevada corporation.


By:     /s/ Peter Stremmel                    By:    /s/ Ferenc Szony
Its:    Partner                               Its:   Pres/CEO


Prospector Gaming Enterprises, Inc.
a Nevada corporation



By:     /s/ Peter Stremmel
Its:    President

State of Nevada       )
                      ) ss.
County of Washoe      )

        This instrument was acknowledged before me on the 27th day of December, 2001, by Peter Stremmel, the Partner of Target Investments, LLC.


                                                   /s/ Yvonne Cody
                                                   Notary Public

State of Nevada       )
                      ) ss.
County of Washoe      )

        This instrument was acknowledged before me on the 27th day of December, 2001, by Peter Stremmel, the President of Prospector Gaming Enterprises, Inc.


                                                   /s/ Yvonne Cody
                                                   Notary Public

State of Nevada       )
                      ) ss.
County of Washoe      )

        This instrument was acknowledged before me on the 27th day of December, 2001, by Ferenc Szony, the President/CEO of Last Chance, Inc.


                                                   /s/ Yvonne Cody
                                                   Notary Public